Exhibit (a)
JOINT FILING AGREEMENT
     The undersigned hereby agree that Amendment No. 12 to the Statement on Schedule 13D relating to units of limited partnership interest in Springhill Lake Limited Partnership, filed by the undersigned, and all further amendments to such Statement on Schedule 13D, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated: March 12, 2007

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

By:	/s/ Martha Long

Martha Long
Senior Vice President

AIMCO-GP, INC.

By:	/s/ Martha Long

Martha Long
Senior Vice President

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, INC.
(General Partner)

By:	/s/ Martha Long

Martha Long
Senior Vice President